Exhibit 10.20

FIRST AMENDMENT
TO THE SPHERION CORPORATION
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2005)

THIS FIRST AMENDMENT to the Spherion Corporation Deferred Compensation Plan (the “Plan”) is made on this 10th day of January, 2007, by Spherion Corporation, a Delaware corporation (the “Company”);

W I T N E S S E T H:

WHEREAS, Article IX of the Plan provides that the Company has the right to amend the Plan at any time; and

WHEREAS, the Company now desires to amend the Plan to permit participants to defer annual bonuses to the Plan;

NOW, THEREFORE, the Plan hereby is amended, effective as of January 1, 2007, as follows:

1.             By amending the last sentence of Section 1.12 to read as follows:

Compensation includes annual (but not quarterly) bonuses earned on and after January 1, 2007.

2.             By amending Section 3.2(c) to read as follows:

(c)           Amount.  A Participant may elect to defer his Compensation payable in each regular paycheck in 1 percent increments, up to a maximum of 50 percent (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from time-to-time).

3.             By adding the following Section 3.2A to the Plan:

3.2A        Annual Bonus Deferrals.  Effective January 1, 2007, Participants may elect to defer up to 80% of each annual bonus, beginning with the annual bonus payable in respect of the Company’s fiscal year beginning January 1, 2007.  Generally, a Participant must make an election to defer any part of an annual bonus at least 6 months before the end of the Controlling Company’s fiscal year with respect to which the bonus is paid, or upon such earlier date as may be established by the Administrative Committee.  The Administrative Committee shall establish such rules and procedures regarding bonus deferral elections as it deems necessary to satisfy the requirements of Section 409A of the Code.

3.                                       Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Sixth Amendment on the date first above written.

SPHERION CORPORATION

By:	/s/ Stephen Karp

Title:	Vice President